Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release ("Agreement"), effective as of the date described in Section 13 below (the “Effective Date”), is made and entered into by and between Washington Real Estate Investment Trust ("WRIT") and Thomas L. Regnell ("Employee").

WHEREAS, Employee has been employed by WRIT, which employment will cease as set forth in this Agreement in connection with Employee’s retirement from WRIT; and

WHEREAS, the parties desire to amicably resolve all matters between them on a full and final basis;

NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Resignation and Return of Property: Employee hereby resigns from all employment, officer and/or director positions he holds with WRIT and any of its subsidiaries and other affiliated entities (collectively “Affiliates”) effective as of October 17, 2014 (the “Resignation Date”). Employee will execute all reasonable documents requested by WRIT which are necessary to effectuate such resignation. On or before the Resignation Date, Employee will return all property of WRIT and its Affiliates, and all copies, excerpts or summaries of such property, known by Employee to be in his possession, custody or control (or, upon the specific written authorization of the Executive Vice President – Accounting & Administration, destroy any such property that constitutes written work product).

2. Final Paycheck and Severance Benefits: Subject to Employee’s compliance with and non-revocation of this Agreement, WRIT will provide Employee with the following benefits:

(a) Accrued Salary and Vacation. WRIT will pay Employee for all earned but unpaid salary and vacation accrued up to the Resignation Date in accordance with its normal payroll practices.

(b) 2014 STIP. WRIT will pay to Employee in 2015 by March 15, 2015, all compensation (if any) earned by Employee during the 2014 performance period accruing up to the Resignation Date pursuant to the provisions dealing with involuntary termination of employment without cause in Section 4.5 of WRIT’s Short-Term Incentive Plan dated January 1, 2014, (the “STIP”). Pursuant to such provisions, the Participant shall receive an Award calculated based on the actual levels of achievement of the performance goals for the entire Performance Period, but the Award shall be prorated in the proportion that the number of days elapsed from the beginning of the Performance Period through the date the Participant ceases to be an employee of the Trust bears to the total number of days in the Performance Period. Any

Restricted Shares issued to the Participant with respect to such Performance Period shall be fully vested.

(c) 2014 LTIP. WRIT will pay to Employee six months after the Resignation Date (in accordance with WRIT’s Long-Term Incentive Plan dated January 1, 2014 (the “LTIP”)) all compensation (if any) earned by Employee during the 2014 performance period accruing up to the Resignation Date pursuant to the provisions dealing with involuntary termination of employment without cause in Section 4.5 of the LTIP. Pursuant to such provisions, the Participant shall receive the regular Award and the one-time transition Award pursuant to Section 5.12 of the LTIP calculated based on the actual levels of achievement of the performance goals as of the Resignation Date, but the Awards shall be prorated in the proportion that the number of days elapsed from the beginning of the Performance Period through the date the Participant ceases to be an employee of the Trust bears to the total number of days in the Performance Period. Any Restricted Shares issued to the Participant with respect to such Performance Period shall be fully vested.

    (d) Restricted Stock Units: All of Employee’s unvested Restricted Stock Units will become vested as of the Resignation Date and all of Employee’s Restricted Stock Units (including previously vested Restricted Stock Units that have not yet been paid) will be issued in common shares of WRIT six months after the Resignation Date pursuant to Section 12 of WRIT’s Long-Term Incentive Plan effective January 1, 2009.

(e) Restricted Shares: All of Employee’s unvested Restricted Shares will become immediately vested as of the Resignation Date and have already been issued to Employee.

(f) SERP Vesting: Employee is fully vested in his account under WRIT’s Supplemental Executive Retirement Plan (the “SERP”) as of the Resignation Date, which will be paid pursuant to the SERP, which is based on Employee’s election of a lump-sum payment. Payment is subject to at least a six month wait after the Resignation Date to comply with the requirements of Section 409A of the Code.

(g) Severance Plan: WRIT will make an aggregate severance cash payment to Employee in the amount of $276,923 (the “Severance Payment”), which represents an amount equal to Employee’s salary for 50 weeks from the Resignation Date (the “Severance Period”). Provided Employee remains in compliance with this Agreement, the Severance Payment shall be paid to Employee in equal installments of $12,000 which shall be paid twice per month until a date upon or before March 15, 2015, at which date to comply with the short-term deferral exemption in Treasury Regulations issued under Section 409A of the Internal Revenue Code, the remaining unpaid balance of the Severance Payment will be paid in a lump sum.

(h) Lump Sum Payment: WRIT will make an additional cash payment of $36,000 to Employee at WRIT’s next regular payroll date after the Effective Date.

It is understood and agreed that in accepting the benefits set forth in clauses (a) through (h) above, Employee will forfeit any rights he may have to any other form of compensation from

WRIT, except as provided otherwise in Sections 2 and 3. Subject to restriction of Section 409A, all shares received by Employee shall be unrestricted and Employee shall be free to sell or transfer. All amounts payable as described in this Section 2 shall be subject to applicable federal and state tax and payroll withholding requirements, which in the case of amounts issued in common shares of WRIT may be satisfied by WRIT’s deduction of shares with a fair market value equal to the withholding required.

3. Benefits: If applicable, Employee (and if applicable, Employee’s dependents) will continue to participate in WRIT’s group health plan through the Resignation Date of October 17, 2014 in accordance with its terms and conditions. Thereafter, Employee will be eligible to continue participation in WRIT’s group health plan at his own expense in accordance with and to the extent required by the federal COBRA law, provided that, subject to Employee’s compliance with and non-revocation of this Agreement, WRIT will pay Employee’s COBRA premium for six months or until Employee becomes eligible for other coverage, whichever is sooner. Except as expressly provided otherwise in this Agreement, Employee's entitlement to, participation in, and accrual of, all other salary, compensation or benefits from WRIT shall cease as of the Resignation Date, except that Employee shall have such rights in such benefits as are required by law and plan documents, including without limitation, Employee’s vested benefits in WRIT’s 401(k) plan, in accordance with and to the extent permitted by plan documents.

4. References: Employee will direct all requests for employment references from WRIT to WRIT’s Executive Vice President – Accounting and Administration (Laura M. Franklin) or WRIT’s Director of Human Resources, Compensation & Benefits. If WRIT receives a request for reference concerning Employee which is directed to said latter person, WRIT will follow its normal policy of confirming dates of employment, position, duties and salary.

5. Unemployment Compensation Benefits: WRIT will not contest any claim for unemployment benefits that Employee makes for any period after the Severance Period.

6. Mutual Releases:

A. Employee’s Release: In consideration for the benefits described herein, and for other good and valuable consideration, which are of greater value than Employee would normally be entitled upon Resignation, Employee, on behalf of himself, his heirs, executors, administrators, attorneys, agents, representatives and assigns, hereby forever releases WRIT and its Affiliates, and its and their officers, directors, trustees, owners, shareholders, employees, insurers, benefit plans, agents, attorneys and representatives, and each of their predecessors, successors and assigns, from any and all claims, demands, suits, actions, damages, losses, expenses, charges or causes of action of any nature whatsoever, whether known or unknown, relating in any way to any act, omission, event, relationship, conduct, policy or practice prior to the Effective Date, including without limitation his employment with WRIT and the termination thereof (“Claims”). This release includes without limitation Claims for discrimination, harassment, retaliation or any other violation under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Maryland Human Rights Act, the Montgomery County Human Rights Act, and any other Claims under all other federal, state or local laws; Claims for breach of contract; Claims for wrongful discharge; Claims for emotional distress, defamation, fraud, misrepresentation or any other personal injury; Claims for unpaid compensation; Claims relating to benefits; Claims for attorneys' fees and costs, Claims for reinstatement or employment; and all other Claims under any federal, state or local law or cause of action. Employee represents that he has not filed any such Claims, and he further agrees not to assert or file any such Claims in the future or to seek or accept any monetary relief with respect to Claims filed by him or on his behalf with the EEOC or any other fair employment agency to the fullest extent permitted by law. It is understood and agreed that this Release does not apply to claims for breach of this Agreement or Claims that cannot be released by law.

B. WRIT’s Release: In consideration for the benefits described herein, and for other good and valuable consideration, WRIT and its Affiliates hereby forever release Employee, his heirs, executors, administrators, agents, representatives and assigns, from any and all claims, demands, suits, actions, damages, losses, expenses, charges or causes of action of any nature whatsoever, whether known or unknown, relating in any way to any act, omission, event, relationship, conduct, policy or practice prior to the date Employee signs this Agreement (“WRIT’s Claims”). This release includes without limitation WRIT’s Claims for breach of any contract or duty; WRIT’s Claims for emotional distress, defamation, fraud, misrepresentation or any other personal injury; WRIT’s Claims for overpaid compensation; WRIT’s Claims relating to benefits; WRIT’s Claims for attorneys' fees and costs; and all other WRIT’s Claims under any federal, state or local law or cause of action. WRIT represents that it has not filed any such WRIT’s Claims, and it further agrees not to assert or file any such WRIT’s Claims in the future. It is understood and agreed that this Release does not apply to claims for breach of this Agreement, WRIT’s Claims that cannot be released by law, or WRIT’s Claims for fraud, embezzlement, intentional misconduct or any other malfeasance or any WRIT’s Claims as to which indemnification of officers is not permitted pursuant to WRIT’s written documents governing indemnification of officers.

7. Reinstatement: Employee waives all claims for reinstatement or employment with WRIT and its Affiliates, and its and their successors and assigns, and he agrees not to seek such reinstatement or employment in the future unless the parties agree otherwise in writing.

8. Confidentiality: Except as necessary to enforce or effectuate this Agreement or as required by law or otherwise to satisfy SEC filing or disclosure requirements (it being understood that WRIT intends to file this Agreement and a summary of this Agreement with the SEC), or to the extent WRIT in good faith deems necessary in communications with analysts and institutional investors, the parties agree to keep this Agreement, the existence of this Agreement, and the terms of this Agreement strictly confidential. Subject to the foregoing, Employee shall not disclose the same to any third party except as necessary to his attorneys, accountants and immediate family members (and only on the condition that they maintain such confidentiality and Employee guarantees such confidentiality). Also subject to the foregoing, WRIT shall not disclose the same to any third party except its board of trustees, officers, attorneys, accountants and employees responsible for effectuating the Agreement. Notwithstanding the foregoing, if either party is asked about the reasons for Employee’s resignation, they may state in substance that Employee resigned to pursue other career alternatives or words substantially to that effect.

9. Nondisparagement and Nonassistance: Employee agrees not to disparage, or provide any disparaging information relating to, WRIT or any of its Affiliates or its or their past, present or future management, officers, trustees or employees to any person or entity who is not a party to this Agreement, and he agrees not to provide any form of assistance to, or to cooperate with, any person or entity asserting or intending to assert any claim or legal proceeding against WRIT or any of its Affiliates except as may be required by law or legal process. WRIT shall instruct its Human Resources Department and its Officers not to disparage, or provide any disparaging information relating to, Employee to any person or entity who is not a party to this Agreement, and it agrees not to provide any form of assistance to, or to cooperate with, any person or entity asserting or intending to assert any claim or legal proceeding against Employee, except as may be required by law or legal process or as to any Claims that WRIT may have (if any) which it has not released pursuant to Section 6(B).

10. Cooperation: Employee agrees to reasonably cooperate with WRIT upon request by answering questions and providing information about matters of which he has personal knowledge. In the event that WRIT becomes involved in any civil or criminal litigation, administrative proceeding or governmental investigation, Employee shall, upon request, provide reasonable cooperation and assistance to WRIT, including without limitation, furnishing relevant information, attending meetings and providing statements and testimony; it being understood that shall not be obligated if such cooperation or assistance would be in violation of any agreements which Employee may hereafter enter into, or materially interfere with Employee’s employment, business or family engagements. WRIT will pay to Employee an hourly rate of $150 for time which Employee spends in furtherance of such cooperation and reimburse Employee for all reasonable and necessary expenses he incurs in complying with this Section 10, provided said time and expenses are reasonable and necessary and approved by WRIT in advance.

11. Nondisclosure and Nonsolicitation: Employee shall not, except as required by law, use or disclose to any person or entity any Confidential Information. For the purposes of this Section 11, “Confidential Information” means information Employee obtained through or as a consequence of his employment with WRIT relating to WRIT’s business or its tenants which is not in the public domain and includes, without limitation, trade secrets, tenant lists, lease rates, methods of operation, investment opportunities, business plans, leads, financial information, research and statistical data. Information does not lose its protection as Confidential Information if it is disclosed in violation of an obligation not to disclose it. During the Severance Period and for a period of twelve (12) months thereafter, Employee shall not directly or indirectly for himself or any other person or entity, whether as an employee, officer, director, consultant, agent, representative, partner, owner, stockholder or in any other capacity, a) solicit any person who then is or was at any time in the preceding six month period employed by WRIT as an employee or independent contractor, to resign from WRIT or to accept employment as an employee or independent contractor with any other person or entity; or b) solicit any person or entity who then is or was at any time in the preceding six month period in a business relationship with WRIT to end or curtail such relationship or to engage in business of the type engaged in by

WRIT with another person or entity. Employee agrees that these restrictions are reasonable and necessary for the protection of WRIT’s business. Employee further agrees that in the event he breaches any provision in this Section 11, WRIT shall be entitled to injunctive relief in addition to such other relief as a court may deem proper.

12. Miscellaneous: This Agreement represents the entire agreement of the parties, and supersedes all other agreements, discussions and understandings of the parties, concerning the subject matter. All other express or implied agreements of the parties not expressly contained or incorporated by reference herein are terminated and of no further force or effect. This Agreement may not be modified in any manner except in a written document signed by both parties. Should any provision of this Agreement be held to be invalid or unenforceable by a court of competent jurisdiction, it shall be deemed severed from the Agreement, and the remaining provisions of the Agreement shall continue in full force and effect, provided that, should the court determine that any provision of Section 11 is unenforceable, the court shall modify such provision to make it valid to the maximum extent permitted by law. In the event of any litigation to enforce this Agreement, the prevailing party shall be awarded his or its reasonable attorneys’ fees and costs.

13.     Consultation and Consideration: WRIT hereby advises Employee to consult with an attorney at his own expense prior to signing this Agreement. Employee may take up to twenty-one (21) days from the date he is given this Agreement to consider it, but he may sign it sooner if he wishes. If he signs the Agreement, he will have a period of seven (7) days to revoke his signature (the "Revocation Period"). Thus, this Agreement will not become effective or enforceable until the date that each party has signed the Agreement and the Revocation Period has expired without Employee exercising his right of revocation (the "Effective Date"). Any notice of revocation must be in writing and must be received by Laura Franklin prior to the expiration of the Revocation Period. Regardless of whether Employee revokes this Agreement, his employment has been or will be terminated as of the Resignation Date. If Employee signs this Agreement, he represents that he has had sufficient time to consider it, and that he enters into it knowingly and voluntarily with full understanding of its meaning and effect.

14. Governing Law:    This Agreement shall be construed exclusively in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of laws therein.

15. Assignment: This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Employee may not assign any right or obligation hereunder without WRIT’s prior written consent. WRIT may assign its rights and obligations here under to any successor in interest.

16. Section 409A of the Code. To the extent that such requirements are applicable, this Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) and shall be interpreted and administered in accordance with that intent. If any provision of the Agreement would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended so as to avoid the conflict. Employee has incurred or will incur a “separation from service” within the meaning of Section 409A as of the

Resignation Date. All amounts paid hereunder shall be paid pursuant to the provisions of the plan from which paid, and in the event of any conflict between the provisions of such plan and this Agreement, the plan shall govern.

17. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

18. Nonadmissions: By entering into this Agreement, neither party is admitting that it did anything wrong or improper or that it has any liability to the other party.

Employee has had an opportunity to carefully review and consider this Agreement with an attorney, and he has had sufficient time to consider it. After such careful consideration, he knowingly and voluntarily enters into this Agreement with full understanding of its meaning and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

THOMAS L. REGNELL		WASHINGTON REAL ESTATE
INVESTMENT TRUST

/s/ Thomas L. Regnell		By:	/s/ Laura M. Franklin
Signature
		Title:	EVP/CAO

Date:	10/08/14	Date:	10/08/14

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